Securities and Exchange Commission
                                          Washington D.C. 20549

                                                     Form 8-K
                                           CURRENT REPORT
                                    Pursuant to Section 13 or 15(d)
                              of the Securities Exchange Act of 1934


                                                 FARM FISH, INC.
                            (Name of small business issuer in its charter)

         MISSISSIPPI                          0-7320              64-0474591
--------------------------------------------------------------------------
(State or other jurisdiction of    (Commission       (I.R.S. Employer
incorporation or organization)    File Number)     Identification Number)


Post Office Box 23109
Jackson, MS                                                         39225-3109
--------------------------------------------------------------------------
(Address of principal executive                                 ZIP CODE
offices)


Registrant's telephone number, including area code - (662) 836-5188


ITEM 5 - OTHER EVENTS

See attached statement regarding Farm Fish's inventories.


                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Farm Fish, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

	FARM FISH, INC.


            By:      /s/ Dave Robison
		Dave Robison
		Vice President

Item 5:

As more fully described in the Management Discussion and Analysis of Financial Condition and Results of Operations in the Company's 2000 Form 10-KSB, on December 27, 2000 the shareholders of the Farm Fish, Inc. (the "Company") approved a plan (the "Plan") to liquidate and dissolve the Company. Pursuant to the Plan, the Company will grow out its live catfish inventories to a marketable weight and sell the inventories in an orderly manner without restocking. As a result of badoption of the Plan and the imminent nature of the liquidation, the Company adopted the liquidation basis of accounting effective December 31, 2000. Under the liquidation basis of accounting, assets were stated at their estimated net realizable value and liabilities were stated at management's estimates as of December 31, 2000.

Under the Plan, management will attempt to completely liquidate the live catfish inventories on or before December 31, 2002. Upon harvesting certain of the production ponds in the second quarter of 2001, management discovered the quantities of catfish in certain of those production ponds were significantly less than the quantities reported in the perpetual records maintained by the Company. In June and July 2001, management closed 25 of its 57 production ponds resulting in the write-off of 3,265,000 pounds of catfish inventories or approximately $2,100,000. Management has begun a process of seining or closing additional ponds and reviewing feeding and harvesting records in order to quantify the extent of shortages of live catfish inventories and the effects of such shortages on management's estimates of the Company's consolidated net assets in liquidation. Management has engaged specialists with the Mississippi State University National Warmwater Aquaculture Center to assist in determining the extent and causes of the shortages. The Company will evaluate the financial impact of any shortages quantified and the causes of such shortages in the preparation of its financial statements for the six months ended June 30, 2001. As more fully described in the Company's
2000 Form 10-KSB, live catfish are highly susceptible to disease, oxygen depletion and extreme temperatures, which could result in high mortality.

The Company did not file its 2000 Form 10-KSB until May 23, 2001 as a result of delays caused by the initial implementation of the liquidation basis of accounting. The Company has not filed its 2001 first quarter 10-QSB because of delays in obtaining all of the necessary information for the liquidation basis of accounting in part from a serious injury to a member of the Company's management. Management anticipates both the 2001 first and second quarter Form 10-QSBs will be filed when the recently determined shortages in the live catfish inventories have been quantified.